Exhibit 10.12


                        SEVERANCE COMPENSATION AGREEMENT

     THIS SEVERANCE COMPENSATION AGREEMENT ("Agreement") dated as of October 16, 1997 is made between GLOBE BUSINESS RESOURCES, INC., an Ohio corporation (the "Company"), and JEFFERY D. PEDERSON (the "Executive").


                              W I T N E S S E T H:

     WHEREAS, the Company's Board of Directors has, after due deliberation, determined that it is appropriate, and in the best interests of the Company and its shareholders, to reinforce and to encourage the continued attention and dedication of the Executive to his assigned duties;

     NOW, THEREFORE, this Agreement sets forth the severance compensation which the Company will pay to the Executive if the Executive's employment with the Company terminates under one or more of the circumstances described herein:

     1.   Term. This Agreement shall terminate upon the earlier to occur of:

     (a) the termination of the Executive's employment with the Company based on death, Disability (as defined in Section 3(a)), Retirement (as defined in
Section 3(b)) or Cause (as defined in Section 3(c)) or by the Executive other than for Good Reason (as defined in Section 3(d)); or

     (b) two (2) years from the date of a Change in Control of the Company (as defined herein) if the Executive has not terminated his employment for Good Reason as of such time.

     2. Definition of Change in Control. For purposes of this Agreement, a "Change in Control of the Company" shall be deemed to have occurred if:

          (i) there shall be consummated any consolidation or merger of the Company and, as a result of such consolidation or merger: (x) less than fifty percent (50%) of the outstanding common shares and fifty percent (50%) of the voting power of the outstanding shares of the surviving or resulting corporation are owned, immediately after such consolidation or merger, by the owners of the Company's common shares immediately prior to such consolidation or merger; or (y) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended and as in effect on the date of this Agreement (the "Exchange Act")) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement) of twenty-five percent (25%) or more of the surviving or resulting corporation's outstanding common shares, or of twenty five percent (25%) or more of the voting power of the outstanding shares of the surviving or resulting corporation, and (z) in each such case, within two (2) years after the consummation of such consolidation or merger, individuals who were directors of the Company immediately prior to the public announcement of such consolidation or


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                                           - 2 -


     merger cease to constitute a majority of the Board of Directors of the Company or its successor by consolidation or merger; or

          (ii) any sale,  lease,  exchange or other transfer or disposition  (in
     one  transaction  or  a  series  of  related   transactions)   of  all,  or
     substantially all, of the assets of the Company shall be consummated; or

          (iii) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or

          (iv) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, as in effect on the date of this Agreement) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement) of twenty-five percent (25%) or more of the Company's outstanding common shares, or of twenty-five percent (25%) or more of the voting power of the Company's outstanding shares, and, within two (2) years after such person becomes such beneficial owner, individuals who were directors of the Company immediately prior to the public announcement of the transaction pursuant to which such person became such beneficial owner cease to constitute a majority of the Board of Directors of the Company; or

          (v) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period.

     3. Termination Events; Notice of Termination; Date of Termination.

     (a) Disability. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties with the Company on a full-time basis for six (6) months and, within thirty (30) days after written Notice of Termination is thereafter given by the Company, the Executive shall not have returned to the full-time performance of the Executive's duties, the Company may terminate this Agreement for "Disability."

     (b) Retirement. The term "Retirement" as used in this Agreement shall mean termination by the Company or the Executive of the Executive's employment based on the Executive's having reached age sixty-five (65) or such other age as shall have been fixed in any arrangement established with the Executive's consent with respect to the Executive.

     (c) Cause. The Company may terminate the Executive's employment for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder only on the basis of fraud, misappropriation or embezzlement on the part of the Executive. Notwithstanding the foregoing, the Executive shall not be deemed to have been


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                                      - 3 -


terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Company's Board of Directors at a meeting of the Board of Directors called and held for the specific purpose of considering the termination of the Executive's employment (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that the Executive was guilty of conduct set forth in the second sentence of this Section 3(c) and specifying the particulars thereof in reasonable detail.

     (d) Good Reason. The Executive may terminate the Executive's employment for Good Reason at any time during the term of this Agreement. For purposes of this Agreement "Good Reason" shall mean any of the following (without the Executive's express written consent):

          (i) the assignment to the Executive by the Company of duties inconsistent with the Executive's position, duties, responsibilities and status with the Company immediately prior to a Change in Control of the Company, or a change in the Executive's titles or offices as in effect immediately prior to a Change in Control of the Company, or any removal of the Executive from, or any failure to reelect the Executive to, any of such positions, except in connection with the termination of his employment for Disability, Retirement or Cause or as a result of the Executive's death or by the Executive other than for Good Reason;

          (ii) a reduction by the Company in the Executive's base salary;

          (iii) any failure by the Company to continue in effect any benefit plan or arrangement (including, without limitation, the Company's retirement plan, group life insurance plan, and medical, dental, accident and disability plans) in which the Executive is participating without substituting other plans providing the Executive with substantially similar benefits (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect the Executive's participation in, or materially reduce the Executive's benefits under, any such Benefit Plan or deprive the Executive of any material fringe benefit enjoyed by the Executive;

          (iv) any failure by the Company to continue the Executive's eligibility to participate in annual executive bonus arrangements (if any) in which the Executive is participating without substituting other plans or arrangements providing him with substantially similar benefits (hereinafter referred to as "Incentive Plans") or the taking of any action by the Company which would significantly reduce the Executive's opportunity to earn incentive compensation which is related to performance results as compared to performance expectations periodically determined by the Company;

          (v) a relocation of the Company's principal executive offices to a location outside the Greater Cincinnati Metropolitan area, except for required travel by the Executive on the Company's business to an extent substantially consistent with the Executive's business travel obligations;


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                                      - 4 -

          (vi) any failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled;

          (vii) any material breach by the Company of any provision of this Agreement;

          (viii) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company; or

          (ix) any purported termination of the Executive's  employment which is
     not  effected   pursuant  to  a  Notice  of   Termination   satisfying  the
     requirements of Section 3(f).

     (e) Notice of  Termination.  Any  termination  by the  Company  pursuant to
Section 3(a), 3(b) or 3(c) shall be communicated to the Executive by a Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, no purported termination by the Company shall be effective or have any legal force or effect without such Notice of Termination.

     (f) Date of Termination. "Date of Termination" shall mean: (i) if this Agreement is terminated by the Company for Disability, thirty (30) days after Notice of Termination is given to the Executive (if (and only if) the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such thirty (30) day period); or (ii) if the Executive's employment is terminated by the Company for any other reason, the date on which a Notice of Termination is given to the Executive by the Company.

     4. When Compensation is Payable.

     (a) Whether or not a Change in Control of the Company has occurred while the Executive is still an employee of the Company, the Executive shall be entitled to compensation under this Agreement if and when the Company terminates the Executive's employment for any reason other than death, Disability (as defined in Section 3(a)), Retirement (as defined in Section 3(b)) or Cause (as defined in Section 3(c)).

     (b) If a Change in Control of the Company shall have occurred while the Executive is still an employee of the Company, the Executive shall be entitled to compensation under this Agreement upon the subsequent termination of the Executive's employment with the Company by the Executive or by the Company unless such termination is a result of: (i) the


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                                      - 5 -


Executive's death; (ii) the Executive's Disability (as defined in Section 3(a));
(iii) the Executive's Retirement (as defined in Section 3(b)); (iv) the Executive's termination by the Company for Cause (as defined in Section 3(c)); or (v) the Executive's decision to terminate employment other than for Good Reason (as defined in Section 3(d)).

    5. Severance Compensation Upon Termination of Employment; Non-Competition Covenant.

     (a) If  compensation  is payable  under this  Agreement  pursuant to either
Section 4(a) or Section 4(b), then the Company shall pay to the Executive: (i) the full base salary to which the Executive is entitled through the Date of Termination, (ii) credit for any unused vacation; and (iii) severance pay in an amount equal to the excess over $100 of two (2) times the average of the aggregate annual compensation paid to the Executive by the Company and any of its subsidiaries during the two (2) calendar years preceding the termination; provided, however, that if the severance payment under clause (iii), either alone or together with the other payments which the Executive has the right to receive from the Company, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), such severance payment shall be reduced to the largest amount as will result in no portion of the severance payment under clause (iii) being subject to the excise tax imposed by Section 4999 of the Code; and, provided, further, that, if at the time compensation is payable under this Agreement, the Executive's principal residence is not in the Greater Cincinnati metropolitan area, then the severance payment amount under clause (iii) shall be the excess over $100 of one
(1) times the average annual compensation paid to the Executive by the Company and any of its subsidiaries during the two (2) calendar year period preceding termination. If the Company and the Executive cannot agree on the reduction, if any, in the severance payment under clause (iii) pursuant to the first proviso of the sentence immediately preceding, the determination of the amount of such reduction, shall be made by tax counsel selected by the Company's independent auditors and reasonably acceptable to the Executive, and such determination shall be conclusive and binding on the parties. The amounts specified in clauses
(i), (ii) and (iii) above shall be paid in cash in a lump sum within thirty (30) days following the Date of Termination. The Executive shall have no obligation to seek other employment or take any other action in order to mitigate damages or the amount of any payment provided for under this Agreement.

     (b) The Company shall maintain in full force and effect, for the continued benefit of the Executive until the earlier of: (i) one (1) year after the Date of Termination; or (ii) commencement of full time employment by the Executive with a new employer, all life insurance, medical, health and accident and disability plans, programs or arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination, provided that continued participation by the Executive is possible under the general terms and provisions of such plans and programs. In the event that participation in any such plan or program is barred, the Company shall arrange to provide to the Executive benefits substantially similar to those which the Executive is entitled to receive under such plans and programs.



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                                      - 6 -


     (c) If the Executive actually receives and accepts the compensation described above in Sections 5(a) and 5(b), in consideration of payment of such compensation the Executive shall not, for a period of two (2) years from the Date of Termination, engage, directly or indirectly, whether as an officer, director, employee, consultant, investor, or otherwise, in any business that competes with any business in which the Company is then engaged anywhere in the United States of America; provided, however, the period of non-competition shall be one (1) year from the Date of Termination if the Executive receives under clause (iii) of Section 5(a) the excess over $100 of one (1) times the average annual compensation paid to the Executive by the Company and any of its subsidiaries during the two (2) calendar year period preceding termination. The Executive acknowledges the reasonableness of the geographic and temporal scope of the foregoing non-competition covenant and agrees that, if the Executive breaches or threatens to breach this covenant and does not cure such breach or threatened breach within thirty (30) days after receipt of written notice from the Company of such breach or threatened breach, the Company shall have, in addition to the legal right to discontinue performance of its compensation payment obligations hereunder, the right to obtain injunctive and other equitable relief from a court of competent jurisdiction without the need to post bond or other security. Nothing in this Section 5(c) shall prevent or preclude the Executive from owning less than five percent (5%) of the equity of a publicly traded company or other entity that engages in a business that competes with the Company.

   6.  No Obligation to Mitigate Damages; No Effect on Other Contractual Rights.

     The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable to the Executive, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any Benefit Plan or Incentive Plan, employment agreement or other contract, plan or arrangement.

   7.  Successor to the Company.

     (a) The Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if such succession or assignment had not taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive's employment for Good Reason. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 7 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If at any time during the term of this Agreement the Executive is employed by any corporation a majority of the voting securities of which is then owned by the Company, "Company" as used in Sections 4, 5 and 12



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                                      - 7 -


hereof shall in addition include such employer. In such event, the Company agrees that it shall pay or shall cause such employer to pay any amounts owed to the Executive pursuant to Section 4 hereof.

     (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

     8. Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, as follows:

               If to the Company:

               Globe Business Resources, Inc.
               11260 Chester Road
               Suite 400
               Cincinnati, Ohio  45247
               Attention:  Chairman

with a required copy to:

               Keating, Muething & Klekamp, P.L.L.
               1800 Provident Tower
               One East Fourth Street
               Cincinnati, Ohio  45202
               Attention:  Edward E. Steiner, Esq.

               If to the Executive:

               Jeffery D. Pederson
               13649 Iroquois
               Tustin, CA 92680;

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     9. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by the Executive and the Company. No waiver by either party



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hereto at any time of any breach by the other  party  hereto  of, or  compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at a prior or subsequent time. No agreements or representatives, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio.

     10. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     11.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     12. Legal Fees and Expenses. The Company shall indemnify and hold harmless the Executive from and therefore shall pay, within ten (10) days after demand therefor by the Executive, all legal fees and expenses that the Executive may incur as a result of the Company's contesting the validity, enforceability or the Executive's interpretation of, or determinations under, this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

ATTEST:                                      GLOBE BUSINESS RESOURCES, INC.


Patricia D. Bush                             By: David D. Hoguet
---------------------------------                -------------------------------
                                                 David D. Hoguet
                                                 Chairman
Nancy Reagan
---------------------------------


                                             EXECUTIVE


Patricia D. Bush                             Jeffery D. Pederson
---------------------------------            -----------------------------------
                                             JEFFERY D. PEDERSON


Nancy Reagan
---------------------------------